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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of SoftNet Systems, Inc. for the registration of 3,450,000 shares of its common stock and to the incorporation by reference therein of our report, with respect to the financial statements of Intelligent Communications, Inc. included in SoftNet's Form 8-K/A filed with the Securities and Exchange Commission on February 26, 1999.

                                          /s/ BLANDING, BOYER & ROCKWELL, LLP

March 10, 1999
Walnut Creek, California